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                                                                   EXHIBIT 12.1


                               THE B.F.GOODRICH COMPANY
                   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (In millions, except for ratios)





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


                                                THREE MONTHS                     YEAR ENDED DECEMBER 31,
                                                    ENDED              -----------------------------------------------
                                                MARCH 31, 1995          1994      1993      1992      1991       1990
                                                --------------          ----      ----      ----      ----       ----
COMPUTATION OF EARNINGS:
 Income from continuing operations before
  income taxes and cumulative effect of
  change in accounting method                      $28.6               $108.6     $15.3     $14.4     $44.1     $104.2
 Add (Deduct):
  Interest expense, net of capitalized interest     15.0                 58.0      48.9      48.2      42.3       23.5
  Amortization of interest previously
   capitalized                                       0.3                  0.8       0.5       0.5       0.3        0.3
  Portion of rent expense representative of
   an interest factor                                1.9                  8.3       7.6       8.0       7.6        6.8
  Equity of (earnings) losses of affiliates
   accounted for on the equity method                0.3                  0.8       0.9       0.9       0.7        0.1
                                                   -----               ------     -----     -----     -----     ------
EARNINGS AS ADJUSTED                               $46.1               $176.5     $73.2     $72.0     $95.0     $134.9
                                                   =====               ======     =====     =====     =====     ======

COMPUTATION OF FIXED CHARGES:
 Interest expense, net of capitalized interest     $15.0               $ 58.0     $48.9     $48.2     $42.3     $ 23.5
 Portion of rent expense representative of
  an interest factor                                 1.9                  8.3       7.6       8.0       7.6        6.8
 Capitalized interest                                0.3                  0.6       5.0       3.8       2.1        1.6
                                                   -----               ------     -----     -----     -----     ------

FIXED CHARGES                                      $17.2               $ 66.9     $61.5     $60.0     $52.0     $ 31.9
                                                   =====               ======     =====     =====     =====     ======

RATIO OF EARNINGS TO FIXED CHARGES:                 2.68                 2.64      1.19      1.20      1.83       4.23
                                                    ====                 ====      ====      ====      ====       ====


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                           THE B.F.GOODRICH COMPANY
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                        (in millions, except for ratios)

The following computations for the three months ended March 31, 1995 and the year ended December 31, 1994 reflect, on a pro forma basis, earnings available for fixed charges, fixed charges and the resultant ratio.


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                                                    THREE MONTHS            YEAR ENDED
                                                        ENDED               DECEMBER 31,
                                                   MARCH 31, 1995              1994
                                                   --------------           ------------

EARNINGS AS ADJUSTED                                    $46.1                  $176.5
                                                        ------                 -------

FIXED CHARGES                                           $17.2                  $ 66.9
  Pro forma adjustments:
    Dividend requirement of the quarterly
    income preferred securities offered hereby            2.3                     9.4
                                                        ------                 -------

PRO FORMA FIXED CHARGES                                 $19.5                  $ 76.3
                                                        ======                 =======

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES              2.36                    2.31
                                                        ------                 -------

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